UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2016

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant’s telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Company’s Annual Meeting of Shareholders held on April 27, 2016, shareholders voted on four proposals and cast their votes as follows:

1	Election of directors:

	Shares
Name	For	Against	Abstain	Broker Non-Votes
Howard E. Cox, Jr.	292,461,361	13,161,334	316,191	33,627,528
Srikant M. Datar, Ph.D.	300,587,204	4,880,069	471,613	33,627,528
Roch Doliveux, DVM	304,902,976	564,617	471,293	33,627,528
Louise L. Francesconi	296,579,388	8,900,398	459,100	33,627,528
Allan C. Golston	301,834,982	3,621,648	482,256	33,627,528
Kevin A. Lobo	295,966,441	8,854,503	1,117,942	33,627,528
William U. Parfet	295,501,689	10,108,694	328,503	33,627,528
Andrew K. Silvernail	301,726,074	3,721,023	491,789	33,627,528
Ronda E. Stryker	281,409,818	24,303,593	225,475	33,627,528

2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016:

Shares
For	Against	Abstain
331,378,946	7,908,118	279,350

3	Approval of the 2011 Long-Term Incentive Plan, as amended and restated:

Shares
For	Against	Abstain	Broker Non-Votes
295,454,037	9,728,533	756,316	33,627,528

4	Advisory vote to approve the Company’s named executive officer compensation:

Shares
For	Against	Abstain	Broker Non-Votes
292,769,479	12,179,102	990,305	33,627,528

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

April 29, 2016	/s/ GLENN S. BOEHNLEIN
Date	Glenn S. Boehnlein
Vice President, Chief Financial Officer